Exhibit 10.8

Custody and Control Agreement

This Custody and Control Agreement (“Agreement”) is entered into as of March 8, 2019 (the “Effective Date”) among (i) PARTNERS FOR GROWTH V, L.P. (“Secured Party”), whose address is 1751 Tiburon Blvd., Tiburon CA 94920, (ii) PFG Managers, LLC, whose address 1751 Tiburon Blvd., Tiburon CA 94920 (“Custodian”), (iii) each of (A) BORQS Hong Kong Limited, a private company limited by shares under Hong Kong law, registered with the Companies Registry under number 1151010, with its address as of the Effective Date at Office B, 21/F, Legend Tower, 7 Shing Yip Street, Kwun Tong, Kowloon, Hong Kong (“HK Pledgor”) and (B) BORQS International Holding Corp, an exempted company limited by shares incorporated under the laws of the Cayman Islands with registered number 192127, with its registered address at PO Box 309, Ugland House, Grand Cayman, KY1-1104, Cayman Islands (“Cayman Pledgor” and, collectively with HK Pledgor, “Pledgor”), and (iv) HK Pledgor’s subsidiary, Borqs Software Solutions Private Limited, a Private Limited Company formed under the laws of India with registration number U72200KA2009PTC050460 and with its principal place of business at Prestige Al-Kareem, NO.3 Edward Road, Civil Station, Corporation Division NO.72, Bangalore, Karnataka, INDIA 560052 (“Subsidiary”), in connection with a Loan and Security Agreement of even date herewith between Secured Party, Pledgor and certain of its Affiliates (the “Loan Agreement”), a Share Pledge Agreement (“Share Charge”) and other Security Documents executed and delivered in connection with the Loan Agreement (such Agreements and other documents, together with the Loan Agreement and Security Documents, the “Loan Documents”). Defined terms used herein but not defined have their meanings as set forth in the Loan Documents.

RECITALS

A.  Each Pledgor owns certain shares in Subsidiary as identified in the Share Pledge Agreement, together with such other share ownership as may result from the cancelation and reissue of the charged securities and acquisition of new Ownership Interests (the “Charged Securities” and the certificates representing the foregoing, the “Share Certificates”).

B.  The parties anticipate making application to the Reserve Bank of India for approval of the “transfer” that may be implied under Indian law based on the pledge of the Charged Securities by Pledgor to Secured Party.

C.  Custodian, in order to effect the intention of the parties in the Loan Agreement and Share Charge will have dominion and control over the Share Certificates, which (under applicable California law) Secured Party may perfect its security interest in by possession.

D.  It is intended under the Loan Agreement and Share Charge that Secured Party have a first-priority security interest and Lien in and to all of Borrower’s assets, including the Charged Securities.

E.   As a result of the foregoing, Secured Party has conditioned the transactions contemplated by the Loan Agreement upon Custodian acting as the custodian and agent of Secured Party in respect of the Share Certificates until the Reserve Bank of India approves the pledge of the Charged Securities to the Secured Party.

NOW, THEREFORE, for and in consideration of the covenants and premises set forth herein, and for other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

AGREEMENT

1. Custodian shall hold the Share Certificates in accordance with the terms of the Parent Debenture and upon Secured Party’s instruction.

2. Custodian shall hold the Share Certificates as custodian, upon an informal trust for the benefit of Secured Party, until the earlier of (i) approval of the Reserve Bank of India of the pledge of the Charged Securities to Secured Party (and Secured Party’s request for custody of the Share Certificates directly) and (ii) all Obligations (other than inchoate indemnity obligations) being paid and performed in full.

3. Custodian shall secure and care for the Share Certificates with no less care than it would care for negotiable instruments.

4. Custodian is authorized to accept, act upon and rely upon each of the following: (i) all signed, written instructions given by one or more of the officers, employees or agents Secured Party; and (ii) all statements received by telephone, electronic mail, facsimile transmission, bank wire or other teleprocess which Custodian believes in good faith to have been given by such authorized person. Custodian shall incur no liability to Borrower or Subsidiary or otherwise, as a result of any act by Custodian in accordance with instructions on which Custodian is authorized to rely pursuant to the provisions of this paragraph.

5. Custodian shall be responsible for the performance of only such duties as are set forth herein or in the Parent Debenture or contained in instructions given to Custodian which are not contrary to the provisions of this Agreement, the Loan Agreement or the Share Charge.

6. Upon receipt of a notice from Secured Party that a Default or Event of Default has occurred and is continuing under the Loan Agreement and that Secured Party is exercising its right of exclusive control over the Charged Securities (a “Notice of Exclusive Control”), Custodian shall hold all Share Certificates to Secured Party’s order and instruction or, in its discretion, deliver over control of the Share Certificates to Secured Party.

7. This Agreement may not be terminated by Custodian without the written consent of Secured Party, which consent may be withheld by Secured Party. This Agreement shall automatically terminate upon the earlier to occur of the date possession and control of the Share Certificates representing the Charged Securities are delivered to Secured Party and when all Obligations (other than inchoate indemnity obligations) have been paid and performed in full by Borrower.

8. This Agreement, the Loan Agreement, the Share Charge and the other Loan Documents embody the entire agreement and understanding between the parties relating to the subject matter hereof and supersedes all prior agreements between such parties, and all oral and written statements by either party, that relate to such subject matter. No modification, amendment or waiver of any provision of this Agreement, or consent to any departure therefrom, shall be effective unless executed by the party against whom such change is asserted, and any consent or waiver shall be effective only in the specific instance and for the purpose for which given. The Recitals are incorporated by reference herein and made a part hereof. References to “Pledgor” herein mean “each Pledgor”.

11. This Agreement shall be governed by and construed in accordance with the laws of the State of California (without reference to choice of law doctrine) and shall be binding upon, and inure to the benefit of, the parties and their successors and assigns.

12.  If any provision of this Agreement is deemed to be invalid or unenforceable, such determination shall not affect the validity or enforceability of any other provisions of this Agreement.

13. Each of the parties hereto represents, warrants and covenants that it has the corporate power and capacity to enter into, and to perform its obligations under this Agreement, that this Agreement has been duly authorized, executed and delivered by it (including, without limitation, receipt of all requisite director and shareholder approvals) and that this Agreement when executed and delivered will constitute its valid and binding obligation enforceable in accordance with its terms, subject to the usual exceptions as to bankruptcy and the availability of equitable remedies. The execution and delivery of this Agreement by Subsidiary represents such Person’s acknowledgment of the custody arrangement specified herein in respect of the Share Certificate(s) and its agreement not to take any actions in respect of the Share Certificate(s), any substitutions or replacements therefor or otherwise contrary to the agreements of the parties set forth herein.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties have caused this Agreement to be signed in their names by their duly authorized officers as of the date first above-written.

EXECUTED AND DELIVERED AS A DEED BY	)	PARTNERS FOR GROWTH V, L.P.
BORQS HONG KONG LIMITED	)

ACTING BY:		By /s/ Geoffrey Allan
Name: Geoffrey Allan
/s/ Pat Sek Yuen Chan		Title: Manager, Partners for Growth V, LLC
NAME: Pat Sek Yuen Chan		Its General Partner
TITLE: SOLE DIRECTOR

IN THE PRESENCE OF :

/s/ Anthony Chan

WITNESS NAME: Anthony Chan

WITNESS OCCUPATION: CFO

EXECUTED AND DELIVERED AS A DEED BY	)	CUSTODIAN:
BORQS INTERNATIONAL HOLDING CORP	)
PFG MANAGERS, LLC
ACTING BY:
By: /s/ Geoffrey Allan
/s/ Pat Sek Yuen Chan		Name: Geoffrey Allan
NAME: Pat Sek Yuen Chan		Title: Manager
TITLE: SOLE DIRECTOR

IN THE PRESENCE OF :

/s/ Anthony Chan

WITNESS NAME: Anthony Chan

WITNESS OCCUPATION: CFO

Executed and delivered as a Deed by:

Borqs Software Solutions Private Limited

/s/ Pat Sek Yuen Chan
Director
Name: Pat Sek Yuen Chan

/s/ Hareesh Ramanna
Director
Name: Hareesh Ramanna

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